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                                                                   EXHIBIT 10.15



                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of August 28, 1996, by and between A&R Materials, Inc., a California corporation ("Company"), and Larry Wells Co., Inc., a California corporation ("Consultant"). Company desires to retain Consultant in a consulting capacity to assist it in strategic planning and financing matters, and Consultant wishes to be so retained.

     ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

     1.   DUTIES OF CONSULTANT; TERM.

     Consultant hereby undertakes to assist the Company in the following capacities:

          (i) analysis of the Company's financial situation, its market position, and its competitive position vis-a-vis its competitors and
                                       ---------
presentation of the analysis to potential private accredited investors in the Company;

          (ii) continuing interaction with the Company in assisting the Company to strategically position and market itself to the financial community;

          (iii) consult with directors at meetings of the board of directors and board committees;

          (iv) participate as requested by the Company in the selection of co-managers and syndicate participants;

          (v) participate as requested by the Company in shaping the long term strategic direction of the Company and how it will be implemented through the planned public offering (collectively, the "Services").

No written work product is contemplated. Consultant shall perform the Services specified in a timely and professional manner. The Consultant may use subcontractors, at no additional cost to the Company, to assist, from time to time, as appropriate in rendering the Services. The term of this Agreement shall be two years, commencing on the date first set forth above.

     2.   REPRESENTATIONS OF CONSULTANT.

     Consultant hereby represents and warrants to Company that (i) Consultant has (and any subcontractors engaged by Consultant will have) the expertise and general skills necessary to perform the Services in accordance with this Agreement, (ii) Consultant is not (and any subcontractors will not be) a party to or bound by any agreement, obligation or understanding which restricts or limits in any way Consultant's right to enter into this Agreement or Consultant's right or ability to perform Consultant's obligations under this Agreement, and (iii) neither Consultant nor any subcontractor shall use the trade secrets, intellectual property rights, copyrights, or other proprietary rights of any third party in the performance of Consultant's obligations under this Agreement.
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     3.   COMPENSATION.

          3.1 FEE. Company agrees to pay to Consultant on execution of this Agreement (or, if later, when the loan proceeds are received) a consulting fee of $30,000 plus 10% of the amount of 9.9% Loan Notes sold, excluding (a) the first $500,000 of such Notes and (b) Notes sold to officers, directors, employees or existing shareholders of the Company ("Insiders"). Thus, by way of example, if a total of $1,400,000 of Loan Notes was sold, of which $250,000 was to Insiders, the consulting fee would be $95,000 [i.e., ($30,000) + 10% ($1,400,000 - $500,000 - $250,000)]. The consulting fee shall be non-refundable under any circumstances.

          3.2 NO REIMBURSEMENT OF EXPENSES. Unless otherwise agreed in writing by Company, Consultant shall not be reimbursed for out-of-pocket or other expenses incurred in connection with this Agreement.

     4.   MISCELLANEOUS.

          4.1  NOTICES.

          Except as otherwise provided in the Agreement, any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally,
(ii) the day after transmission by telex or facsimile transmission, or (iii) four days after mailing if mailed, by first class mail, certified or registered with return receipt requested, postage prepaid to the follow addresses:

          If to Consultant:   Larry Wells
                                    Larry Wells Co., Inc.
                                    10600 North DeAnza Blvd., Suite 215
                                    Cupertino, CA   95014

          If to Company             A&R Materials, Inc.
                                    4010 Moorpark Avenue, Suite 119
                                    San Jose, CA  95117
                                    Attn:  President

          4.2  HEADINGS.

          The headings appearing at the beginning of the several paragraphs contained herein have been inserted for identification and reference purposes and shall not by themselves determine the construction or interpretation of this Agreement.

          4.3  ASSIGNMENT.

          This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors, legal representatives and assigns of the parties.
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          4.4  ENFORCEMENT.

          If any portion of this Agreement shall be determined to be invalid or unenforceable, the remainder shall be valid and enforceable to the maximum extent possible.

          4.5  GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into between California residents and wholly to be performed in California.

          4.6  ENTIRE AGREEMENT AND MODIFICATION.

          This Agreement constitutes and contains the entire agreement of the parties respecting the subject matter hereof and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. This Agreement may only be modified by a written instrument signed by the parties hereto.

          4.7  INDEPENDENT CONTRACTOR.

          Consultant enters into this Agreement as, and shall continue to be, an independent contractor. Under no circumstances shall Consultant look to Company as Consultant's employer. Neither party has any authority to bind the other party to any third party or otherwise to act as the agent or representative of such other party. Consultant agrees to pay all federal, state and other income taxes due and to properly file appropriate tax returns.

     IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date first set forth above.

                                    COMPANY:

                                    A&R MATERIALS, INC.,
                                    a California corporation

                                     By:  /s/  James E. Alexander
                                          -----------------------
                                     Its: President and Chief Executive Officer

                                    CONSULTANT:

                                    LARRY WELLS CO., INC.,
                                    a California corporation


                                     By:
                                        -------------------------
                                         Larry Wells, President